Exhibit 99.1

FOR IMMEDIATE RELEASE

November 18, 2025

TEGNA Shareholders Approve Merger Agreement with Nexstar Media Group

Tysons, Va. – TEGNA Inc. (NYSE: TGNA) announced that at a special meeting of shareholders held earlier today, its shareholders voted to adopt the Agreement and Plan of Merger, dated as of August 18, 2025 (the “Merger Agreement”), pursuant to which TEGNA will be acquired by Nexstar Media Group, Inc. (“Nexstar”).

According to the preliminary results announced at the special meeting, subject to certification by the independent Inspector of Election, approximately 98% of the total shares of TEGNA’s common stock voted at the special meeting were voted to adopt the Merger Agreement, which represented approximately 83% of the total outstanding shares of TEGNA’s common stock as of October 10, 2025, the record date for the special meeting. Certified results will be filed on a Current Report on Form 8-K with the Securities and Exchange Commission and posted on TEGNA’s investor website, investors.tegna.com.

The transaction is expected to close by the second half of 2026, subject to regulatory approvals and other customary closing conditions. Upon closing, TEGNA will become a subsidiary of Nexstar Media Group, Inc., and its shares will no longer be traded on the New York Stock Exchange.

About TEGNA

TEGNA Inc. (NYSE: TGNA) helps people thrive in their local communities by providing the trusted local news and services that matter most. With 64 television stations in 51 U.S. markets, TEGNA reaches more than 100 million people monthly across the web, mobile apps, connected TVs, and linear television. Together, we are building a sustainable future for local news. For more information, visit TEGNA.com.

Cautionary Statement Regarding Forward-Looking Statements

All statements included herein other than statements of historical fact, may be deemed forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on a number of assumptions about future events and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs, projections and estimates expressed in such statements. These risks, uncertainties and other factors include, but are not limited to, those discussed under “Risk Factors” in each of TEGNA’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, as well as TEGNA’s subsequent filings with the SEC, and the following: (1) the timing, receipt and terms and conditions of any required governmental or regulatory approvals of the proposed transaction that could reduce the anticipated benefits of or cause the parties to abandon the proposed transaction, (2) risks related to the satisfaction of the conditions to closing the proposed transaction (including the failure to obtain necessary regulatory approvals), in the anticipated timeframe or at all, (3) the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of TEGNA’s common stock, (4) disruption from the proposed transaction making it more difficult to maintain business and operational relationships, including retaining and hiring key personnel and maintaining relationships with TEGNA’s customers, vendors and others with whom it does business, (5) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (6) risks related to disruption of management’s attention from TEGNA’s ongoing business operations due to the proposed transaction, (7) significant transaction costs, (8) the risk of litigation and/or regulatory actions related to the proposed transaction or unfavorable results from currently pending litigation and proceedings or litigation and proceedings that could arise in the future, (9) other business effects, including the effects of industry, market, economic, political or regulatory conditions and (10) information technology system failures, data security breaches, data privacy compliance, network disruptions, and cybersecurity, malware or ransomware attacks, which could exacerbate any of the risks described above. Readers are cautioned not to place undue reliance on forward-looking statements made by or on behalf of TEGNA. Each such statement speaks only as of the day it was made. Neither Nexstar nor TEGNA undertake any obligation to update or to revise any forward-looking statements. The factors described above cannot be controlled by Nexstar or by TEGNA. When used in this filing, the words “believes,” “estimates,” “plans,” “expects,” “should,” “could,” “outlook,” and “anticipates” and similar expressions as they relate to Nexstar, TEGNA or their respective management teams are intended to identify forward looking statements.

For media inquiries, contact: Molly McMahon Senior Director, Corporate Communications 703-873-6422 mmcmahon@TEGNA.com	For investor inquiries, contact: Julie Heskett Senior Vice President, Chief Financial Officer 703-873-6747 investorrelations@TEGNA.com